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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated October 10, 1997, included in Heritage Propane Partners, L.P.'s Form 10-K for the year ended August 31, 1997, and to all references to our Firm included in this registration statement.


                            /s/ ARTHUR ANDERSON LLP